                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Report on Form 10-K and in the Registration Statement of United States Satellite Broadcasting Company, Inc. on Form S-8, filed on November 18, 1997, of our report dated January 30, 1998 in United States Satellite Broadcasting Company, Inc.'s 1997 Report to Shareholders.



                                    /S/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
March 27, 1998